                         UNITED STATES BANKRUPTCY COURT
                           SOUTHERN DISTRICT OF TEXAS
                                HOUSTON DIVISION

In re:                      ss.
                            ss.  Jointly Administered Case No. 01-42530-H4-11
Metals USA, Inc., et al.,   ss.
                            ss.  Case Nos. 01-42530-H4-11 through 01-42573-H4-11
Debtors.                    ss.
                            ss.  Chapter 11
--------------------------------------------------------------------------------

                      DEBTORS' PLAN OF REORGANIZATION UNDER
                 CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE


      Metals USA, Inc., and affiliated debtors 1 (collectively, the "Debtors"), file this Plan of Reorganization (the "Plan") pursuant to Section 1121(a) of the Bankruptcy Code for the resolution of Debtors' outstanding Creditor Claims and Interests. Reference is made to the Disclosure Statement, distributed contemporaneously herewith, for a discussion of Debtors' history, businesses, properties, results of operations, projections for future operations, risk factors, a summary and analysis of this Plan and certain related matters.

Dated:  August 23, 2002,
        Houston, Texas.

                                         Respectfully submitted,

                                         FULBRIGHT & JAWORSKI L.L.P.

                                         Zack A. Clement
                                         State Bar No. 04361550
OF COUNSEL:                              S.D. Tex. No. 06445
                                         Jonathan C. Bolton
Robert F. Gray                           State Bar No. 24025260
Harva R. Dockery                         S.D. Tex. No. 25244
Davor S. Vukadin                         1301 McKinney, Suite 4100
Christopher M. McNeill                   Houston, Texas 77010-3095
FULBRIGHT & JAWORSKI L.L.P.              Telephone: 713/651-5151
1301 McKinney, Suite 4100                Telecopier: 713/651-5246
Houston, Texas 77010-3095
Telephone: 713/651-5151                  ATTORNEYS FOR DEBTORS
Telecopier: 713/651-5246                 METALS USA, INC., ET AL.


---------------

1 Metals USA Management, Co., L.P., MUSA GP, Inc., MUSA L.P., Inc., Metals USA Finance Corp., Metals USA Realty Company, Jeffrey's Real Estate Corporation, Aerospace Specification Metals, Inc., Aerospace Specification Metals-U.K., Inc., Allmet Building Products, L.P., Metals Receivables Corporation, Allmet GP, Inc., Allmet LP, Inc., Cornerstone Building Products, Inc., Cornerstone Metals Corporation, Cornerstone Patio Concepts, L.L.C., Harvey Titanium, Ltd., Interstate Steel Company of Maryland, i-Solutions Direct, Inc., Metalmart, Inc., Metals Aerospace International, Inc., Metals USA Building Products Southeast, Inc., Metals USA Carbon Flat Rolled, Inc., Metals USA Flat Rolled Central, Inc., Metals USA Plates and Shapes Northcentral, Inc., WSS Transportation, Inc., Metals USA Plates and Shapes Northeast, L.P., Levinson Steel GP, Inc., Levinson Steel LP, Inc., Metals USA Plates and Shapes Southcentral, Inc., Metals USA Plates and Shapes Southeast, Inc., Queensboro, L.L.C., Metals USA Plates and Shapes Southwest, L.P., Intsel GP, Inc., Intsel LP, Inc., Metals USA Specialty Metals Northwest, Inc., Metals USA Contract Manufacturing, Inc., Metals USA Specialty Metals Northcentral, Inc., National Manufacturing Inc., Texas Aluminum Industries, Inc., Valley Aluminum, Co., Valley Aluminum of Nevada, Inc., Western Awning Company, and Wilkof-Morris Steel Corporation.

                         DEBTORS' PLAN OF REORGANIZATION
                             UNDER CHAPTER 11 OF THE
                          UNITED STATES BANKRUPTCY CODE

                                TABLE OF CONTENTS

                                                                           PAGE


ARTICLE I    SUMMARY OF THIS PLAN.............................................1

ARTICLE II   DEFINITIONS, CONSTRUCTION AND INTERPRETATION.....................2

ARTICLE III  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS...................10

ARTICLE IV   IDENTIFICATION OF UNCLASSIFIED, NOT IMPAIRED AND IMPAIRED
             CLAIMS AND EQUITY INTERESTS.....................................10

ARTICLE V    PROVISIONS FOR TREATMENT OF ALLOWED ADMINISTRATIVE CLAIMS.......11

ARTICLE VI   PROVISIONS FOR TREATMENT OF ALLOWED PRIORITY TAX CLAIMS.........11

ARTICLE VII  PROVISIONS FOR TREATMENT OF ALLOWED DEBTOR- IN-POSSESSION
             LOAN CLAIM......................................................11

ARTICLE VIII PROVISIONS FOR TREATMENT OF OTHER PRIORITY CLAIMS  (CLASS 1)....12

ARTICLE IX   PROVISIONS FOR TREATMENT OF ALLOWED OTHER SECURED CLAIMS
             (CLASS 2).......................................................12

ARTICLE X    PROVISIONS FOR TREATMENT OF ALLOWED IMPAIRED OTHER SECURED
             CLAIMS (CLASS 3)................................................12

ARTICLE XI   PROVISIONS FOR TREATMENT OF ALLOWED GENERAL UNSECURED
             CLAIMS (CLASS 4)................................................12

ARTICLE XII  PROVISIONS FOR TREATMENT OF ALLOWED CONVENIENCE CLAIMS
             (CLASS 5).......................................................13

ARTICLE XIII PROVISIONS FOR TREATMENT OF ALLOWED EXISTING COMMON STOCK
             (CLASS 6).......................................................13

ARTICLE XIV  EXECUTORY CONTRACTS.............................................13

ARTICLE XV   CONTINUATION OF CERTAIN EMPLOYEE AND RETIREE BENEFITS...........14

ARTICLE XVI  EFFECT OF CONFIRMING THIS PLAN..................................14

ARTICLE XVII MEANS FOR EXECUTION OF THIS PLAN................................15

ARTICLE XVIII METHOD OF DISTRIBUTION.........................................19

ARTICLE XIX  CLAIMS RESOLUTION...............................................22

ARTICLE XX   ASSERTION OF CLAIMS.............................................22

ARTICLE XXI  VOTING AND EFFECT OF REJECTION  BY ONE OR MORE CLASSES OF
             CLAIMS..........................................................23

ARTICLE XXII CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF
             THIS PLAN.......................................................24

ARTICLE XXIII RETENTION OF JURISDICTION......................................25

ARTICLE XXIV GENERAL NOTICES AND DEFAULT UNDER THIS PLAN.....................27

ARTICLE XXV  MISCELLANEOUS PROVISIONS........................................28

                                    ARTICLE I
                              SUMMARY OF THIS PLAN

      This summary deals with certain major elements of this Plan. The remaining sections of this Plan deal with each of these subjects in greater detail; they are controlling; this summary will not change or be used to construe the later provisions of this Plan. Capitalized terms used in the following summary are as defined in Article II of this Plan entitled "DEFINITIONS, CONSTRUCTION AND INTERPRETATION".

      This Plan provides for the treatment of all Claims that is in the best interests of Creditors and is fair and equitable. This Plan also provides for fair and equitable treatment of Holders of Interests in the Parent Company.

      On the Effective Date or as soon after the Effective Date as practicable, the Allowed Administrative Claims, Priority Tax Claims and Other Priority Claims will be paid in full in Cash. Certain of those Claims may be paid in the ordinary course as they come due and certain Priority Tax Claims will receive the treatment permitted under Section 1129(a)(9)(C) of the Bankruptcy Code, as described definitively below.

      On the Effective Date, or as soon after the Effective Date as practicable, the Allowed Debtor-in-Possession Loan Claim of approximately $100 - $125 million will be paid in full in Cash through the proceeds of the Credit Facility.

      On the Effective Date, or as soon after the Effective Date as practicable, the Allowed Other Secured Claims will be either (a) reinstated by curing all outstanding defaults with all legal, equitable and contractual rights remaining unaltered, (b) paid in full in Cash, or (c) satisfied by delivering the Collateral securing the Claim. Reorganized Debtors will obtain the funds necessary for any payments of the Allowed Other Secured Claims through the combination of (x) the Credit Facility or (y) Cash on hand from Debtors' operations.

      Also on the Effective Date, or as soon after the Effective Date as practicable, the Allowed Impaired Other Secured Claims will receive a note providing for payment over time after the Effective Date, the terms of which will be described in Exhibit B to the Disclosure Statement.

      Under this Plan, approximately $378.5 million of Allowed General Unsecured Claims will receive their Pro Rata share of 20 million shares of the New Common Stock of the Reorganized Parent Company on the Effective Date (subject to reserves for Disputed Claims). Thus, on the Effective Date, the Holders of Allowed General Unsecured Claims will own substantially all of the outstanding shares of the New Common Stock.

      Certain Convenience Claims of $1,000 or less will receive 50% of their Allowed Claims in Cash.

      Holders of Existing Common Stock of the Parent Company as of the Distribution Record Date will receive five-year Warrants to purchase shares of the New Common Stock representing an aggregate of 15% of all of the shares issued or issuable on the Effective Date (that is, 15% of the sum of (a) the number of shares of Class 4 New Common Stock issued to the Holders of

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Allowed General Unsecured Claims on the Effective Date, (b) the number of CIBC
Shares, and (c) the number of shares that would be issued if all of the Warrants were exercised). The Warrants will have an exercise price that will be the price-per-share that must be achieved for the shares of the New Common Stock issued to the Holders of Allowed General Unsecured Claims on the Effective Date to be worth 100% of the aggregate dollar amount of Allowed General Unsecured Claims that are discharged on the Effective Date pursuant to this Plan.

                                   ARTICLE II
                  DEFINITIONS, CONSTRUCTION AND INTERPRETATION

      As used in this Plan, the following terms will have the meanings specified below.

      2.1 ADMINISTRATIVE CLAIM. Any Claim for Administrative Expenses.

      2.2 ADMINISTRATIVE EXPENSE. Any cost or expense of administration of the Chapter 11 Cases incurred on or before the Effective Date of a kind specified in
Section 503(b), 507(a)(1), 546(c) or 1114(e)(2) of the Bankruptcy Code, including any actual and necessary expenses of preserving Debtors' Estate, including wages, salaries or commissions for services rendered after the commencement of the Chapter 11 Cases; professional fees allowed under Section 330 of the Bankruptcy Code; certain taxes, fines and penalties; any actual and necessary expenses of operating the business of Debtors; any indebtedness or obligations incurred by or assessed against Debtors in connection with the conduct of their businesses, for the acquisition or lease of property or for provision of services to Debtors, including all allowances of compensation or reimbursement of expenses to the extent allowed by the Bankruptcy Court under the Bankruptcy Code; and any fees or charges assessed against Debtors' Estate under chapter 123, title 28, United States Code.

      2.3 ALLOWED. When used in connection with a Claim or Interest, any Claim against or Interest in Debtors, proof of which was filed on or before the date designated by the Bankruptcy Court as the last date for filing proofs of Claim or Interest or another applicable date as ordered by the Bankruptcy Court or permitted by the Bankruptcy Rules; or, if no proof of Claim or Interest is filed, any Claim against or Interest in Debtors that is listed by Debtors as liquidated in amount and not disputed or contingent and as to which no objection to the allowance of the Claim or Interest has been interposed; or a Claim or Interest as to which an objection has been filed making it a Disputed Claim and a Final Order subsequently has been entered fixing the amount of the Claim or Interest; or a Claim or Interest that is allowed pursuant to the terms of this Plan or the Confirmation Order; or, an Administrative Claim, Priority Tax Claim or Other Priority Claim, that has been recognized as such by Debtors, or has been fixed in amount and priority by a Final Order. Unless otherwise specified in this Plan, "Allowed Claim" will not, for the purposes of computation or Distributions under this Plan, include postpetition interest on the amount of the Claim.

      2.4 ASSUMED CONTRACTS. All Contracts of Debtors listed or otherwise described on Schedule A to the Disclosure Statement that are to be assumed pursuant to this Plan, including the amounts of cure Claims that Debtors believe are due under those Contracts.

      2.5 BANKRUPTCY CODE. The Bankruptcy Reform Act of 1978, as amended, as codified in Title 11, United States Code, 11 U.S.C.ss.ss.101-1330, as now in effect or as amended and as applicable to the Chapter 11 Cases.

      2.6 BANKRUPTCY COURT. The United States District Court for the Southern District of Texas, Houston Division, having jurisdiction over the Chapter 11 Cases, or if this Court ceases to exercise jurisdiction over the Chapter 11 Cases, the court or adjunct of a court that exercises jurisdiction over the Chapter 11 Cases in lieu of the United States Bankruptcy Court for the Southern District of Texas, Houston Division.

      2.7 BANKRUPTCY RULES. The Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, and the local rules of the Bankruptcy Court, as applicable to the Chapter 11 Cases.

      2.8 BUSINESS DAY. Any day other than a Saturday, a Sunday, or a legal holiday as defined in the Bankruptcy Rules.

      2.9 CASH. Cash, cash equivalents and other readily marketable securities or instruments issued by a Person other than a Debtor, including readily marketable direct obligations of the United States of America, certificates of deposit issued by banks and commercial paper of any entity, including interest accrued or earned thereon.

      2.10 CERTIFICATE. An instrument evidencing an existing security.

      2.11 CHAPTER 11 CASES. The cases under Chapter 11 of the Bankruptcy Code in which Debtors are the debtors and debtors-in-possession.

      2.12 CIBC SHARES. The estimated 149,510 shares of New Common Stock that will be issued to CIBC World Markets in accordance with the terms of their retention as financial advisors to the Holders of General Unsecured Claims.

      2.13 CLAIM. Any claim against any of the Debtors, whether or not asserted, as defined in Section 101(5) of the Bankruptcy Code.

      2.14 CLASS 4 NEW COMMON STOCK: The 20 million shares of New Common Stock that will be issued to the Holders of General Unsecured Claims, that includes the shares of New Common Stock to be held in the Disputed Claims and Interests Reserve.

      2.15 COLLATERAL. Property of Debtors on which a Holder of a Claim against one or more of Debtors has a perfected lien securing the Claim.

      2.16 CONFIRMATION DATE. The date on which the Bankruptcy Court enters the Confirmation Order.

      2.17 CONFIRMATION HEARING. The Bankruptcy Court hearing to confirm this Plan, that is scheduled for [October __, 2002].

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      2.18 CONFIRMATION ORDER. The order entered by the Bankruptcy Court confirming this Plan in accordance with the provisions of Chapter 11 of the Bankruptcy Code.

      2.19 CONTRACT. Any executory contract or unexpired lease governed by
Section 365 of the Bankruptcy Code.

      2.20 CONVENIENCE CLAIM. Any General Unsecured Claim that is Allowed in the amount of $1,000 or less.

      2.21 CREDIT FACILITY. A credit facility of up to $200 million to be entered into by the Reorganized Parent Company with a group of lenders and in form and substance that are acceptable to Debtors and the Creditors' Committee, that is able to be consummated on the Effective Date of this Plan, and provides for a substantial amount of the Cash necessary to consummate this Plan.

      2.22 CREDITOR. Any person that holds a Claim against a Debtor that arose on or before the Effective Date.

      2.23 CREDITORS' COMMITTEE. The Official Committee of Unsecured Creditors in the Chapter 11 Cases appointed by the United States Trustee in accordance with Section 1102 of the Bankruptcy Code.

      2.24 CURRENT OFFICERS AND DIRECTORS. Those individuals who serve or have served as directors or officers of any Debtor at any time on or after the Petition Date.

      2.25 DEBTOR-IN-POSSESSION LOAN CLAIM. A Claim held by the lenders in the debtor-in-possession financing facility entered into by Debtors pursuant to the Post-Petition Loan Agreement dated January 2, 2002, with Bank of America, N.A., as administrative agent, and PNC Bank, N.A., as documentation agent, as approved by the Bankruptcy Court in an order entered on January 29, 2002, Docket Entry No. 260.

      2.26 DEBTORS. Metals USA, Inc., a Delaware corporation, and its following affiliates: Metals USA Management, Co., L.P., MUSA GP, Inc., MUSA L.P., Inc., Metals USA Finance Corp., Metals USA Realty Company, Jeffrey's Real Estate Corporation, Aerospace Specification Metals, Inc., Aerospace Specification Metals-U.K., Inc., Allmet Building Products, L.P., Metals Receivables Corporation, Allmet GP, Inc., Allmet LP, Inc., Cornerstone Building Products, Inc., Cornerstone Metals Corporation, Cornerstone Patio Concepts, L.L.C., Harvey Titanium, Ltd., Interstate Steel Company of Maryland, i-Solutions Direct, Inc., Metalmart, Inc., Metals Aerospace International, Inc., Metals USA Building Products Southeast, Inc., Metals USA Carbon Flat Rolled, Inc., Metals USA Flat Rolled Central, Inc., Metals USA Plates and Shapes Northcentral, Inc., WSS Transportation, Inc., Metals USA Plates and Shapes Northeast, L.P., Levinson Steel GP, Inc., Levinson Steel LP, Inc., Metals USA Plates and Shapes Southcentral, Inc., Metals USA Plates and Shapes Southeast, Inc., Queensboro, L.L.C., Metals USA Plates and Shapes Southwest, L.P., Intsel GP, Inc., Intsel LP, Inc., Metals USA Specialty Metals Northwest, Inc., Metals USA Contract Manufacturing, Inc., Metals USA Specialty Metals Northcentral, Inc., National Manufacturing Inc., Texas Aluminum Industries, Inc., Valley Aluminum Co., Valley Aluminum of Nevada, Inc., Western Awning Company, and Wilkof-Morris Steel Corporation.

When this Plan refers to an action taken by Debtors it refers to Debtors as they are substantively consolidated for purposes of this Plan.

      2.27 DEBTORS' SCHEDULES. The Schedules of Assets and Liabilities, Statement of Financial Affairs and Statement of Executory Contracts, as each may be amended, filed by Debtors with the Bankruptcy Court in accordance with
Section 521(l) of the Bankruptcy Code.

      2.28 DISBURSING AGENT. The Reorganized Parent Company or any party designated by the Reorganized Parent Company, in its sole discretion, to serve as a disbursing agent under this Plan.

      2.29 DISCLOSURE STATEMENT. Debtors' disclosure statement under Section 1125 of the Bankruptcy Code, dated [September __, 2002], as amended, supplemented or modified from time to time.

      2.30 DISCLOSURE STATEMENT HEARING. The hearing held by the Bankruptcy Court to determine the adequacy of the information contained in the Disclosure Statement pursuant to Section 1125 of the Bankruptcy Code.

      2.31 DISPUTED. When used in connection with a Claim or Interest against a Debtor, (a) any Claim or Interest as to which a proof of claim or interest has been filed, an objection has been filed on or before the deadline for objecting to a Claim or Interest by Debtors or any party in interest having standing to file the objection, and the objection has not been resolved by entry of a Final Order; or (b) until the Objection Deadline: (i) a Claim for which a corresponding Claim has not been listed in Debtors' Schedules or for which the corresponding Claim is listed in Debtors' Schedules with a differing amount (to the extent of the difference), with a differing classification, or as disputed, contingent, or unliquidated; (ii) a Claim that a Debtor in good faith believes is held by a Holder either: (A) from which property is recoverable by the applicable Debtor under any of Bankruptcy Code Sections 542, 543, 550 or 553; or
(B) that is a transferee of a transfer avoidable under Bankruptcy Code 522(f), 522(h), 544, 545, 547, 548, 549 or 724(a) unless the Holder has paid the amount, or turned over any property for which the Holder is liable under the terms of Bankruptcy Code Sections 522(i), 542, 543, 550 or 553; and (iii) an Interest for which a corresponding Interest has not been listed in Debtors' Schedules or has been listed in a different number (to the extent of the difference); or (c) a Claim or Interest that Debtors' Schedules list as contingent, unliquidated or disputed and as to which no proof of claim or interest has been filed; or (d) an Interest that is not evidenced by a Certificate representing shares of Existing Common Stock.

      2.32 DISPUTED CLAIMS AND INTERESTS RESERVE. Amounts held in trust by Debtors for the benefit of Holders of Disputed Claims or Interests in accordance with the provisions of Article XIX of this Plan.

      2.33 DISTRIBUTION. The property required by this Plan to be distributed to the Holders of Allowed Claims and Interests.

      2.34 DISTRIBUTION RECORD DATE. Except as otherwise provided in this Plan, the seventh Business Day following entry of the Confirmation Order.

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      2.35 DORMANT DEBTORS. The following Debtors, that are the Debtors that were dormant on the Petition Date and had no assets or business operations during the year before the Petition Date: Harvey Titanium, Ltd. and Wilkof-Morris Steel Corporation.

      2.36 EFFECTIVE DATE. The first Business Day after 10 days after entry of the Confirmation Order on which all of the conditions to consummation contained in this Plan have been satisfied and on which this Plan is substantially consummated.

      2.37 EQUITY INTEREST. Any equity interest in the Parent Company by ownership of Existing Common Stock, including any rights pertaining to the Existing Common Stock, including voting rights, rights to receive dividends or other distributions, rights to request or demand any shares to be registered under securities laws, rights to nominate directors or to otherwise determine membership on a board of directors or any committee of a board of directors, rights to approve or to withhold approval of any matters pertaining to the Parent Company, and any rights to receive proceeds from any liquidation or dissolution of the Parent Company.

      2.38 EQUITY RIGHTS. The rights under any warrant, option or other right to acquire any Existing Common Stock or any other securities of the Parent Company.

      2.39 ESTATE. The rights to property and other things of value owned by Debtors pursuant to Section 541 of the Bankruptcy Code.

      2.40 EXISTING COMMON STOCK. The common stock of the Parent Company, $.01 par value, issued and outstanding before the Effective Date.

      2.41 FACE AMOUNT. (a) When used in reference to a Disputed Claim, the full stated amount claimed by the Holder of the Claim in a proof of claim timely filed with the Bankruptcy Court or otherwise deemed timely filed by a Final Order of the Bankruptcy Court or other applicable bankruptcy law; (b) when used in reference to an unliquidated Claim, the amount of the Claim as estimated by the Bankruptcy Court pursuant to Section 502(c) of the Bankruptcy Code; and (c) when used in reference to an Allowed Claim, the Allowed amount of the Claim.

      2.42 FINAL ALLOWED CLAIM AMOUNT. The amount of Allowed General Unsecured Claims fixed on the sixth month anniversary of the Effective Date by Reorganized Debtors based on their good faith estimate of the final aggregate amount of Allowed General Unsecured Claims.

      2.43 FINAL ORDER. (a) An order of the Bankruptcy Court as to which the time to appeal, petition for writ of certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for writ of certiorari, or other proceedings for reargument or rehearing will then be pending; or (b) if an appeal, writ of certiorari, reargument, or rehearing of the order has been sought, an order of the Bankruptcy Court that has been affirmed by the highest court to which the order was appealed, or as to which the writ of certiorari has been denied and the time to take any further appeal, to petition for writ of certiorari or to move for reargument or rehearing has expired; PROVIDED, HOWEVER, that the order is not subject to a stay and that no order will fail to be a Final Order solely because of the possibility that a motion pursuant to Rule 60 of the Federal Rules of Civil Procedure may be filed with respect to the order.

      2.44 FORMER OFFICERS AND DIRECTORS. Those individuals who served as directors or officers of any Debtor at any time before the Petition Date and who were no longer so serving on the Petition Date.

      2.45 FULLY SECURED CLAIM. A Claim secured by a lien on Collateral whose value exceeds the Allowed amount of that Claim pursuant to Section 506(a) of the Bankruptcy Code.

      2.46 GENERAL UNSECURED CLAIM. A Claim, other than an Administrative Claim, a Priority Tax Claim, an Other Priority Claim or a Convenience Claim, that is not secured by a charge against or interest in property in which the Estate has an interest.

      2.47 HOLDER. A Person who is the beneficial owner of a Claim or Interest. For purposes of voting to accept or reject this Plan, a Person is a Holder as of the Voting Record Date. For purposes of the Distribution, a person is a Holder as of the Distribution Record Date.

      2.48 IMPAIRED OTHER SECURED CLAIMS. A Secured Claim other than the Debtor-in-Possession Loan Claim or an Other Secured Claim, which will receive a note providing for payment over time after the Effective Date, the terms of which will be described in Exhibit B to the Disclosure Statement.

      2.49 INDENTURE TRUSTEE. The Bank of New York, as successor trustee to U.S. Trust Company of California, N.A., relating to the Notes.

      2.50 INTEREST. An Equity Interest or an Equity Right.

      2.51 NEW BOARD OF DIRECTORS. The board of directors of the Reorganized Parent Company, formed as of the Effective Date, as described in Section 17.9 of this Plan.

      2.52 NEW COMMON STOCK. The common stock, $.01 par value, of the Reorganized Parent Company from and after the Effective Date.

      2.53 NEW MANAGEMENT STOCK INCENTIVE PLAN. The officer, director and employee stock incentive plan that is described in Section 17.9 of this Plan.

      2.54 NOTEHOLDER. Any beneficial owner of the Notes.

      2.55 NOTES. The Parent Company's 8 5/8% Senior Subordinated Notes due 2008 pursuant to the Indenture dated February 11, 1998, as amended, by and among the Parent Company as issuer, U.S. Trust Company of California, N.A. as trustee, and the guarantors named therein.

      2.56 OBJECTION DEADLINE. The date that is 120 days after the Effective Date, unless extended by order of the Bankruptcy Court, and, if so extended, the date as set by the Bankruptcy Court.

      2.57 OTHER PRIORITY CLAIMS. A Claim of the nature of those described in
Section 507(a) of the Bankruptcy Code, other than an Administrative Claim or a Priority Tax Claim.

      2.58 OTHER SECURED CLAIMS. A Secured Claim other than the
Debtor-in-Possession Loan Claim or an Impaired Other Secured Claim.

      2.59 PARENT COMPANY. Metals USA Inc., a Delaware corporation.

      2.60 PERSON. Any person as defined in Section 101(41) of the Bankruptcy Code.

      2.61 PETITION DATE. November 14, 2001, the date on which Debtors filed their voluntary petitions under Chapter 11 of the Bankruptcy Code.

      2.62 PLAN. This Plan of Reorganization under Chapter 11 of the Bankruptcy Code, either in its present form or as it may be altered, amended, or modified from time to time.

      2.63 PLAN PARTICIPANTS. Debtors, Reorganized Debtors, the Creditors' Committee and its members, and directors, officers, employees and advising professionals of all of the preceding.

      2.64 PRIORITY TAX CLAIM. Any Claim entitled to priority in payment under
Section 507(a)(8) of the Bankruptcy Code.

      2.65 PRO RATA. The proportion that the Face Amount of a Claim (or the number of shares representing an Interest) in a particular class bears to the aggregate Face Amount of Claims in the class (or the aggregate number of shares representing the class of Interests), and includes Disputed Claims and Interests.

      2.66 PROFESSIONALS. Those Persons defined as professional persons in Sections 327 or 1103 of the Bankruptcy Code who have been employed pursuant to the order of the Bankruptcy Court in the Chapter 11 Cases and the professionals seeking compensation or reimbursement of costs and expenses in connection with the Chapter 11 Cases pursuant to Sections 503(b)(4) or 1129(a)(4) of the Bankruptcy Code.

      2.67 PROFESSIONAL FEE CLAIM. The Claim of a Professional for compensation allowed by the Bankruptcy Court pursuant to Section 328 of the Bankruptcy Code or other applicable Bankruptcy Code provisions.

      2.68 REGISTRATION RIGHTS AGREEMENT. The agreement between the Reorganized Parent Company and those Holders of a General Unsecured Claim agreed to by Debtors and the Creditors' Committee and who may be deemed to be "affiliates" or "underwriters" of the Reorganized Parent Company for purposes of the Securities Act, governing the registration of the New Common Stock.

      2.69 REORGANIZED DEBTORS. The Debtors, including the Dormant Debtors and the Sold Asset Debtors, as reorganized pursuant to this Plan.

      2.70 REORGANIZED PARENT COMPANY. The Parent Company, as reorganized pursuant to this Plan.

      2.71 REPRESENTATIVES. An officer, director, financial advisor, attorney or other professional who participated in the formulation or confirmation of this Plan for Debtors, including the Plan Participants.

      2.72 RETIREE BENEFIT PLAN. A plan providing for payments to a Person for the purpose of providing or reimbursing payments for retired employees and their spouses or dependents, for medical, surgical, or hospital care benefits, or benefits in the event of sickness, accident, disability, or death under a plan, fund, or program (through the purchase of insurance or otherwise) maintained or established in whole or in part by Debtors before the Petition Date.

      2.73 SEC. The Securities and Exchange Commission.

      2.74 SECURED CLAIM. A Claim to the extent of the value, as determined by the Bankruptcy Court pursuant to Section 506(a) of the Bankruptcy Code, of any interest in property of the Estate securing the Claim. To the extent that the value of the Collateral is less than the amount of the Claim that has the benefit of the security, the Claim is an Unsecured Deficiency Claim unless the class of which the Claim is a part makes a valid and timely election under
Section 1111(b) of the Bankruptcy Code to have the Claim treated as a Secured Claim to the extent allowed.

      2.75 SECURITIES ACT. The Securities Act of 1933 and the rules and regulations promulgated thereunder, as now in effect or as amended.

      2.76 SOLD ASSET DEBTORS. The following Debtors, that are the Debtors who have sold substantially all of their assets during Debtors' Chapter 11 Cases and that, as a result, have essentially no remaining assets: Aerospace Specification Metals, Inc.; Metals USA Contract Manufacturing, Inc.; Metals USA Plates and Shapes Northcentral, Inc; WSS Transportation, Inc.; Metals USA Specialty Metals Northwest, Inc.; Metals Aerospace International, Inc.; Metalmart, Inc., and Metals USA Specialty Metals Northcentral, Inc.

      2.77 UNSECURED DEFICIENCY CLAIM. A Claim arising out of the same transaction as a Secured Claim to the extent that the value, as determined by the Bankruptcy Court pursuant to Section 506(a) of the Bankruptcy Code, of the Creditor's interest in property of the Estate securing the Claim is less than the amount of the Claim that has the benefit of the security as provided by
Section 506(a) of the Bankruptcy Code, unless the class of which the Claim is a part makes a valid and timely election under Section 1111(b) of the Bankruptcy Code to have the Claim treated as a Secured Claim to the extent allowed.

      2.78 VOTING RECORD DATE. September [10], 2002.

      2.79 WARRANT AGREEMENT. The warrant agreement governing the issuance of Warrants substantially in the form filed with the Bankruptcy Court.

      2.80 WARRANT EXERCISE PRICE. The exercise price per Warrant calculated by dividing the Final Allowed Claim Amount by the 20 million shares of Class 4 New Common Stock.

      2.81 WARRANTS. The warrants to purchase an aggregate of 3,555,795 shares of the New Common Stock, at the Warrant Exercise Price with an expiration date five years from the Effective Date, to be issued to the Holders of the Existing Common Stock pursuant to this Plan, substantially in the form filed with the Bankruptcy Court.

      Whenever from the context it appears appropriate, each term stated in either the singular or the plural includes both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender include each of the masculine, feminine and the neuter genders. The section headings contained in this Plan are for reference purposes only and will not affect the meaning or interpretation of this Plan. In this Plan, "including" means "including without limitation".

      A term used in this Plan, not defined in this Plan and defined in the Bankruptcy Code has the meaning assigned to it in the Bankruptcy Code. A term used in this Plan, not defined in this Plan, not defined in the Bankruptcy Code and defined in the Bankruptcy Rules has the meaning assigned to it in the Bankruptcy Rules.

                                  ARTICLE III.
                CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

      The Allowed Administrative Claims, Allowed Priority Tax Claims and Allowed Debtor-in-Possession Loan Claim are unclassified pursuant to Section 1123 of the Bankruptcy Code.

      The remaining Claims and Interests of Debtors are classified as follows:

      3.1 CLASS 1: ALLOWED OTHER PRIORITY CLAIMS (NOT IMPAIRED; NOT VOTING).

      3.2 CLASS 2: ALLOWED OTHER SECURED CLAIMS (NOT IMPAIRED; NOT VOTING).

      3.3 CLASS 3: ALLOWED IMPAIRED OTHER SECURED CLAIMS (IMPAIRED; VOTING).

      3.4 CLASS 4: ALLOWED GENERAL UNSECURED CLAIMS (IMPAIRED; VOTING).

      3.5 CLASS 5: ALLOWED CONVENIENCE CLAIMS (IMPAIRED; VOTING).

      3.6 CLASS 6: ALLOWED EQUITY INTERESTS (IMPAIRED; VOTING).

                                  ARTICLE IV
 IDENTIFICATION OF UNCLASSIFIED, NOT IMPAIRED AND IMPAIRED CLAIMS AND EQUITY
                                    INTERESTS

      4.1 UNCLASSIFIED CLAIMS. The Allowed Administrative Claims, Allowed Priority Tax Claims and Allowed Debtor-in-Possession Loan Claim are unclassified under this Plan and the Holders of those Claims are not entitled to vote to accept or reject this Plan.

      4.2 NOT IMPAIRED CLAIMS. Class 1 and 2 Claims are not impaired under this Plan and the Holders of those Claims are conclusively presumed to have accepted this Plan under Section 1126(f) of the Bankruptcy Code.

      4.3 IMPAIRED CLAIMS. Class 3, 4 and 5 Claims and Class 6 Interests are impaired and the Holders of those Claims and Interests are entitled to vote to accept or reject this Plan.

      4.4 CONTROVERSY CONCERNING IMPAIRMENT. In the event of a controversy as to whether any Claim or Interest or class of Claims or Interests is impaired under this Plan, the Bankruptcy Court will, after notice and a hearing, determine the controversy.

                                    ARTICLE V
          PROVISIONS FOR TREATMENT OF ALLOWED ADMINISTRATIVE CLAIMS

      5.1 FULL PAYMENT. On the Effective Date, or as soon as practicable after the Effective Date, each Holder of an Allowed Administrative Claim as of the Distribution Record Date will receive, in full satisfaction, settlement, release and discharge of the Allowed Administrative Claim, Cash equal to the amount of the Allowed Administrative Claim, or on other terms as the Holder of the Allowed Administrative Claim and Debtors may agree; provided, however, that Allowed Administrative Claims incurred in the ordinary course of business will be paid when due under ordinary terms of Debtors' business with the Holder. Each Holder of a Professional Fee Claim will be paid Cash equal to the Allowed Professional Fee Claim as and when Allowed by an order of the Bankruptcy Court.

                                   ARTICLE VI
           PROVISIONS FOR TREATMENT OF ALLOWED PRIORITY TAX CLAIMS


      6.1 TREATMENT. On the Effective Date, or as soon as practicable after the Effective Date, at Debtors' option, each Holder of an Allowed Priority Tax Claim as of the Distribution Record Date will, in full satisfaction, settlement, release or discharge of the Allowed Priority Tax Claim, (a) receive Cash, (b) receive from a Reorganized Debtor payment in equal annual installments over a six-year period from the date of assessment, as provided in Section 1129(a)(9)(C) of the Bankruptcy Code, with interest payable at the federal judgment rate, or (c) be treated on other terms as the Holder of the Allowed Priority Tax Claim and Debtors may agree. Debtors will determine which treatment will be provided to each Allowed Priority Tax Claim and will notify each Holder of the treatment on or before the Disclosure Statement Hearing.

                                  ARTICLE VII
                 PROVISIONS FOR TREATMENT OF ALLOWED DEBTOR-
                            IN-POSSESSION LOAN CLAIM


      7.1 TREATMENT. On the Effective Date, each Holder of the Allowed Debtor-in-Possession Loan Claim as of the Distribution Record Date will, in full satisfaction, settlement, release and discharge of the Allowed Debtor-in-Possession Loan Claim, receive payment in full in Cash. The Allowed amount of the Claim will be adjudicated at the Confirmation Hearing. The entry of the Confirmation Order will be a final and binding adjudication on the allowance of the Allowed Debtor-in-Possession Loan Claim (in an amount agreed to by Debtors, the Creditors' Committee and each Holder of the Allowed Debtor-in-Possession Loan Claim or as allowed by Bankruptcy Court order after objection) and will operate as a final and conclusive compromise and settlement of any and all claims that have been or may be asserted by or through Debtors against the Holder of the Allowed Debtor-in-Possession Loan Claim, its constituent members and their successors, assigns, officers, directors, employees, attorneys, agents and representatives.


                                  ARTICLE VIII
              PROVISIONS FOR TREATMENT OF OTHER PRIORITY CLAIMS
                                    (CLASS 1)

      8.1 TREATMENT. On the Effective Date, or as soon as practicable after the Effective Date, each Holder of an Allowed Other Priority Claim as of the Distribution Record Date will, in full satisfaction, settlement, release and discharge of the Allowed Other Priority Claim, receive payment in Cash, or be treated on other terms as the Holder of the Allowed Other Priority Claim and Debtors may agree.

                                   ARTICLE IX
      PROVISIONS FOR TREATMENT OF ALLOWED OTHER SECURED CLAIMS (CLASS 2)

      9.1 TREATMENT. On the Effective Date, or as soon as practicable after the Effective Date, at Debtors' option, each Holder of an Allowed Other Secured Claim as of the Distribution Record Date will, in full satisfaction, settlement, release and discharge of the Allowed Other Secured Claim, (a) receive payment in Cash or (b) have any Collateral abandoned to the Holder of the Allowed Other Secured Claim, in which case the Allowed Other Secured Claim will be extinguished as a Fully Secured Claim, or (c) have the Allowed Other Secured Claim be reinstated with all existing defaults cured and all legal, equitable and contractual rights remaining unaltered as against a Reorganized Debtor. Each Holder of an Allowed Other Secured Claim will be deemed to be in a separate class for purposes of voting and distribution pursuant to this Plan.

                                    ARTICLE X
   PROVISIONS FOR TREATMENT OF ALLOWED IMPAIRED OTHER SECURED CLAIMS (CLASS 3)

      10.1 TREATMENT. On the Effective Date, or as soon as practicable after the Effective Date, each Holder of an Allowed Impaired Other Secured Claim as of the Distribution Record Date will, in full satisfaction, settlement, release and discharge of the Allowed Impaired Other Secured Claim, receive a note providing for payment over time after the Effective Date, the terms of which will be described in Exhibit B to the Disclosure Statement.



                                   ARTICLE XI
          PROVISIONS FOR TREATMENT OF ALLOWED GENERAL UNSECURED CLAIMS
                                   (CLASS 4)

      11.1 TREATMENT. On the Effective Date, or as soon as practicable after the Effective Date, each Holder of an Allowed General Unsecured Claim as of the Distribution Record Date will receive, in full satisfaction, settlement, release and discharge of the Allowed General Unsecured Claim, its Pro Rata share of the Class 4 New Common Stock.

                                   ARTICLE XII
            PROVISIONS FOR TREATMENT OF ALLOWED CONVENIENCE CLAIMS
                                    (CLASS 5)

      12.1 TREATMENT. On the Effective Date, each Holder of an Allowed Convenience Claim will receive, in full satisfaction, settlement, release and discharge of the Allowed Convenience Claim, 50% of the Allowed amount of the Claim in Cash.

                                  ARTICLE XIII
          PROVISIONS FOR TREATMENT OF ALLOWED EXISTING COMMON STOCK
                                    (CLASS 6)

      13.1 Six months after the Effective Date, each Holder of an Allowed Equity Interest as of the Distribution Record Date will receive, in full satisfaction, settlement, release and discharge of the Allowed Equity Interest, its Pro Rata share of the Warrants. The number of shares of New Common Stock that may be issued by the Reorganized Parent Company pursuant to the exercise of the Warrants is equal to the sum of the number of shares of Class 4 New Common Stock and the number of CIBC Shares, divided by 0.85, less the number of shares of Class 4 New Common Stock and CIBC Shares.

                                   ARTICLE XIV
                               EXECUTORY CONTRACTS

      14.1 ASSUMPTION OF EXECUTORY CONTRACTS. On the Effective Date, all Contracts of Debtors will be rejected, except for (a) Contracts that have already been rejected by order of the Bankruptcy Court; (b) Contracts that have already been assumed by order of the Bankruptcy Court; (c) Contracts as are the subject of then-pending motions to assume and (d) the Assumed Contracts . This Plan constitutes a motion to assume the Assumed Contracts. Debtors will provide at the Disclosure Statement Hearing a list of the Assumed Contracts and will serve this Plan and Disclosure Statement on parties to the Assumed Contracts with Debtors' position concerning any cure amounts due. Any objections to the assumption of a Contract pursuant to this Plan will be heard and adjudicated at the Confirmation Hearing or, at Debtors' option, in a separate hearing. Any Contracts assumed pursuant to this Plan will be assumed by the Reorganized Debtor that originally entered into the Contract before the Effective Date. The Confirmation Order will constitute an order of the Bankruptcy Court under
Section 365 of the Bankruptcy Code approving the assumption of these Contracts and authorizing and directing payment of cure costs on the Effective Date, or after the Effective Date as permitted by Section 365 of the Bankruptcy Code.

      14.2 CLAIMS BASED ON REJECTION OF CONTRACTS. All proofs of claim with respect to Claims arising from the rejection of a Contract must be filed with the Bankruptcy Court within 30 days after the earlier of (a) notice of entry of an order of the Bankruptcy Court approving the rejection, or (b) notice of entry of the Confirmation Order. Any Claims not filed within that time will be forever barred from assertion against Debtors, Reorganized Debtors, the Estate or their property.

      14.3 INDEMNIFICATION OBLIGATIONS. The obligations of any Debtor to indemnify any of the Current Officers and Directors, whether under a Debtor's certificate of incorporation or bylaws (or analogous governing documents), under any agreement, law or regulation, or otherwise, will be assumed by that Reorganized Debtor and will continue after the Confirmation Date and be the obligations of that Reorganized Debtor. The obligations of any Debtor to indemnify any of the Former Officers and Directors, whether under a Debtor's certificate of incorporation or bylaws (or analogous governing documents), under any agreement, law or regulation or otherwise, will be assumed by that Reorganized Debtor and will continue after the Confirmation Date and be the obligations of Reorganized Debtors only to the extent that applicable insurance coverage is available. On the Effective Date, the Reorganized Parent Company will (a) purchase a new directors and officers insurance policy covering post-Effective Date officers and directors and (b) purchase a six-year tail insurance policy on existing director and officer policies consistent with this Plan, and (c) take other actions concerning the purchase of insurance as the New Board of Directors believes is reasonable.

                                   ARTICLE XV
            CONTINUATION OF CERTAIN EMPLOYEE AND RETIREE BENEFITS

      15.1 EMPLOYEE BENEFITS. From and after the Effective Date, Reorganized Debtors intend to continue (or continue as modified or replaced) their existing employee benefit policies, plans and agreements, including: (a) medical, dental, life, travel accident and accidental death and dismemberment insurance; (b) sick pay, short-term disability pay and long-term disability insurance; (c) vacation and holiday pay; (d) bonus and severance programs; and (e) qualified deferred compensation plans. Notwithstanding the foregoing, Reorganized Debtors intend to continue sponsoring Debtors' pension plans, from and after the Effective Date, and complying with all legal requirements applicable to Debtors' pension plans.

      15.2 RETIREE BENEFITS. From and after the Effective Date, Reorganized Debtors will be obligated to pay retiree benefits (as defined in Section 1114(a) of the Bankruptcy Code) and any similar health, disability or death benefits in accordance with the terms of the Retiree Benefit Plans or other agreements governing the payment of benefits under the Retiree Benefit Plans, subject to any rights to amend, modify or terminate those benefits under the terms of the applicable Retiree Benefit Plan, other agreement or applicable nonbankruptcy law. Any of these retiree benefits that were the obligation of a Dormant Debtor or Sold Asset Debtor that have not been assumed by another Person will be assumed by the Reorganized Parent Company.

                                  ARTICLE XVI
                         EFFECT OF CONFIRMING THIS PLAN

      16.1 DISCHARGE OF DEBTORS. All consideration distributed under this Plan will be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims against and Interests in Debtors of any nature whatsoever or against any of Debtors' assets or properties. Except as otherwise expressly provided in this Plan, entry of the Confirmation Order acts as a discharge of all Claims against, liens on, and Interests in each of the Debtors, the Debtors' assets and properties, arising at any time before the Effective Date, regardless of whether a proof of Claim or proof of Interest was filed, whether the Claim or Interest is Allowed, or whether the Holder of the Claim or Interest votes to accept this Plan or is entitled to receive a distribution under this Plan. On the entry of the Confirmation Order, any holder of the discharged Claim or Interest will be precluded from asserting against Debtors or Reorganized Debtors or any of their assets or properties any other or further Claim or Interest based on any document, instrument, act, omission, transaction or other activity of any kind or nature that occurred before the Effective Date. The Confirmation Order will be a judicial determination of discharge of all liabilities of Debtors, and Reorganized Debtors will not be liable for any Claims or Interests and will only have the obligations as are specifically provided for in this Plan.

      16.2 INJUNCTION. In accordance with Section 524 of the Bankruptcy Code, the discharge provided by Section 16.1 of this Plan and Section 1141 of the Bankruptcy Code will act as an injunction against the commencement or continuation of any action, employment of process, or act to collect, offset, or recover the Claims and Interests discharged by the entry of the Confirmation Order. Except as otherwise expressly provided in this Plan or the Confirmation Order, all entities who have held, hold, or may hold Claims against, or Interests in, Debtors will be permanently enjoined, on and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind with respect to any Claim or Interest against Debtors or Reorganized Debtors, (b) the enforcement, attachment, collection, or recovery by any manner or means of any judgment, award, decree or order against Debtors or Reorganized Debtors on account of any Claim or Interest, (c) creating, perfecting, or enforcing any encumbrance of any kind against Debtors or Reorganized Debtors or against the property or interests in property of Debtors or Reorganized Debtors on account of any Claim or Interest, or (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from Debtors or Reorganized Debtors or against the property or interests in property of Debtors or Reorganized Debtors on account of any Claim or Interest. The foregoing injunction will extend to successors of Debtors (including, without limitation, Reorganized Debtors), and their respective properties and interests in property.

                                  ARTICLE XVII
                        MEANS FOR EXECUTION OF THIS PLAN

      17.1 SUBSTANTIVE CONSOLIDATION. This Plan constitutes a motion for substantive consolidation of Reorganized Debtors' Estate. If this Plan is confirmed, all of the Reorganized Debtors will be treated as substantively consolidated with the Reorganized Parent Company, meaning among other things that the Holders of any intercompany Claims will not receive any Distribution on account of the intercompany Claims under this Plan. All Cash payments and the issuance of New Common Stock and Warrants to be made on the Effective Date pursuant to this Plan will be the obligation of the substantively consolidated Reorganized Debtors and the Reorganized Parent Company will cause these obligations to be performed. The Reorganized Parent Company will take the other actions contemplated under this Plan to consummate and perform this Plan, including abandoning Collateral, rejecting Contracts, objecting to Claims, administering the Disputed Claims Reserve and asserting claims. As to obligations under this

Plan that are to be performed over time after the Effective Date, including Allowed Secured Claims that are reinstated, Allowed Other Priority Claims that are to be reinstated or otherwise paid over time, and Contracts that are to be assumed, they will be the obligations of and continue to be performed by the Debtor that was the pre-Petition Date obligee on the Claim or Contract. Holders of Claims and Interests will be entitled to only one recovery from the substantively consolidated Estate of Reorganized Debtors.

      17.2 REORGANIZED DEBTORS. From and after the Effective Date, each of the Reorganized Debtors will continue in existence as a separate corporate or other entity, in accordance with the law applicable in the jurisdiction under which it was incorporated or otherwise formed and pursuant to its charter and bylaws (or analogous governing documents) that were in effect immediately before the Effective Date, and any intercompany balances will be reinstated; provided, however, that the charter and bylaws of the Reorganized Parent Company and the other Reorganized Debtors will be changed on the Effective Date to comply with
Section 1123(a)(6) of the Bankruptcy Code (that requires provisions prohibiting the issuance of non-voting equity securities) and with other changes as are agreed to by Debtors and the Creditors' Committee; provided further, that the Dormant Debtors and the Sold Asset Debtors will be dissolved and liquidated pursuant to the Confirmation Order on the six month anniversary of the Effective Date; and provided further, that at the time that each Dormant Debtor or Sold Asset Debtor is dissolved and liquidated, any of its intercompany balances will be assumed and settled by the Reorganized Parent Company. The stock or other equity interest in each Reorganized Debtor, other than the Reorganized Parent Company, will not be affected by this Plan and the Reorganized Parent Company will continue to own the stock of the other Reorganized Debtors.

      17.3 SOURCES OF CASH. The Reorganized Parent Company may obtain the funds necessary for the payment of Allowed Claims that are to be paid in Cash on the Effective Date (including Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, the Allowed Debtor-in-Possession Loan Claim, Allowed Other Secured Claims and Allowed Convenience Class Claims) through the combination of the Credit Facility and Cash on hand from Debtors' operations. On the Effective Date, the Reorganized Parent Company intends to enter into the Credit Facility with one or more existing or new lenders, on terms as may be acceptable to the Parent Company and the Creditors' Committee.

      17.4 REVESTING OF ASSETS. Except as otherwise provided in this Plan, the property and assets of Debtors' Estate under Section 541 of the Bankruptcy Code will revest in Reorganized Debtors on the Effective Date free and clear of all Claims and Interests, but subject to the obligations of Reorganized Debtors as set forth in this Plan and the Confirmation Order. Commencing on the Effective Date, Reorganized Debtors may deal with their assets and property and conduct their businesses without any supervision by, or permission from, the Bankruptcy Court or the office of the United States Trustee, and free of any restriction imposed on Debtors by the Bankruptcy Code or by the Bankruptcy Court during the Chapter 11 Cases.

      17.5 TREATMENT OF THE EXISTING DEBT INSTRUMENTS. As of the Effective Date, except to the extent provided otherwise in this Plan, any and all notes held by Holders of any Claims, and all agreements, instruments and other documents evidencing the Claims and the rights of the Holders of the Claims, will be automatically canceled, extinguished and are void (all without further action by any person); all obligations of any person under those instruments and agreements will be fully and finally satisfied and released; and the obligations of Debtors under those instruments and agreements will be discharged. On the Effective Date, except to the extent otherwise provided in this Plan, any indenture relating to any of the foregoing will be canceled, and the obligations of the Indenture Trustee and Debtors thereunder, except for any obligation to indemnify the Indenture Trustee, will be discharged; however, any indenture or other agreements that govern the rights of a Holder of a Claim that is administered by an Indenture Trustee will continue in effect solely for the purposes of (a) allowing the Indenture Trustee to take any action necessary to effect this Plan, including making distributions on account of the Holders of General Unsecured Claims evidenced by the Notes under this Plan and (b) permitting the Indenture Trustee to maintain any rights or liens it may have for reasonable fees, costs and expenses under any indenture. On payment in full of the reasonable fees and expenses of any Indenture Trustee, except as provided herein, the rights of the Indenture Trustee will terminate. Pursuant to Section 1129(a)(4) of the Bankruptcy Code, Debtors or Reorganized Debtors will pay in full reasonable prepetition and post-petition fees and expenses of the Indenture Trustee and its respective professionals, on or before Effective Date, without the need for the Indenture Trustee or any of its professionals to file a fee application or obtain Bankruptcy Court approval of the fees and expenses. The Noteholders will be deemed to have forever released and discharged the Indenture Trustee under the indenture for the Notes.

      17.6 TREATMENT OF THE EXISTING INTERESTS. Equity Interests are contingent, and this Plan constitutes an objection to all Equity Interests, which will be treated as disallowed under this Plan unless otherwise ordered by the Bankruptcy Court. In addition, as of the Effective Date, except to the extent provided otherwise in this Plan, any and all Interests (including Equity Interests and Equity Rights) will be canceled, extinguished and are void (all without further action by any Person).

      17.7 NEW COMMON STOCK. The provisions of the New Common Stock to be issued pursuant to this Plan are summarized as follows:

            (a) AUTHORIZATION. The Reorganized Parent Company will be authorized to issue 200 million shares of the New Common Stock.

            (b) PAR VALUE. The New Common Stock will have a par value of $.01 per share.

            (c) RIGHTS. The New Common Stock will have the rights with respect to dividends, liquidation, voting and other matters as set forth in the amended and restated certificate of incorporation of the Reorganized Parent Company and as provided under applicable law and in this Plan.

            (d) DILUTION. The Class 4 New Common Stock, together with the CIBC Shares, is subject to dilution by any exercise of the Warrants and any additional issuance of the New Common Stock by the Reorganized Parent Company after the Effective Date pursuant to the New Management Stock Incentive Plan, or otherwise.

      17.8 STATUS OF THE REORGANIZED PARENT COMPANY AND ITS SECURITIES UNDER FEDERAL SECURITIES LAWS. The Reorganized Parent Company will remain subject to the reporting requirements of the Securities Exchange Act of 1934 and will continue to file all reports required under that Act with the SEC. In addition, the Reorganized Parent Company will use its commercially reasonable efforts to cause the New Common Stock to be listed on a nationally recognized market or exchange. As soon as practicable after the Effective Date, the Reorganized Parent Company will prepare and file with the SEC a shelf registration statement covering the New Common Stock to be held by the Holders of Allowed General Unsecured Claims whose resale of shares of New Common Stock would be limited or restricted by federal securities laws in accordance with the terms of the Registration Rights Agreement. The Reorganized Parent Company will use its commercially reasonable efforts to maintain the effectiveness of the registration statement until the time that the registration of the shares of New Common Stock covered thereby would no longer be required for the sale or issuance of those shares under federal securities laws.

      This Plan refers to and briefly describes, as an integral part of this Plan, the Warrants and the shares of New Common Stock issuable under the Warrants. This Plan does not and the Disclosure Statement will not constitute an offer to sell (or a solicitation of an offer to buy) the shares of New Common Stock issuable under the Warrants. Information about the shares of New Common Stock issuable under the Warrants is included in the Disclosure Statement and in this Plan solely for the purpose of satisfying requirements of the Bankruptcy Code to provide information adequate to enable the holders of claims and interests to make an informed decision about this Plan.

      17.9 DIRECTORS, MANAGEMENT AND NEW MANAGEMENT STOCK INCENTIVE PLAN. The Parent Company's current directors and officers are listed in the Disclosure Statement. In accordance with Section 1125(a) of the Bankruptcy Code, these will be the officers on the Effective Date and immediately after the Effective Date. The New Board of Directors for the Reorganized Parent Company will be selected by the Creditors' Committee, will be formed as of the Effective Date and will consist of five or seven members, at the discretion of the Creditors' Committee. One or more members of the New Board of Directors will be selected from Debtors' post-Effective Date management and will include the chief executive officer of the Reorganized Parent Company. The Creditors' Committee will make its designation of new outside directors before the commencement of the Disclosure Statement Hearing and those designations will be included in the Disclosure Statement. All decisions regarding the election of officers, the continued employment of senior management of the Reorganized Parent Company, selection of officers by the New Board of Directors, and new employment contracts for senior management of the Reorganized Parent Company will be left up to the New Board of Directors. This Plan hereby adopts the New Management Stock Incentive Plan that will permit the New Board of Directors to issue stock, stock options or other awards for up to 10% of the outstanding New Common Stock, on a fully diluted basis, to the board of directors, management and employees of Reorganized Debtors. The New Management Stock Incentive Plan is authorized and approved in all respects and for all purposes pursuant to this Plan without any requirement of further action by the stockholders or directors of the Parent Company or the Reorganized Parent Company. The New Board of Directors will serve until the first annual meeting of stockholders of the Reorganized Parent Company held after the Effective Date.

      17.10 AMENDED AND RESTATED CERTIFICATE OF INCORPORATION. The amended and restated certificate of incorporation and bylaws of the Reorganized Parent Company and the charters or analogous documents and bylaws of the other Reorganized Debtors will go into effect on the Effective Date and will satisfy the provisions of this Plan and Section 1123(a)(6) of the Bankruptcy Code.

      17.11 IMPLEMENTING DOCUMENTS. To implement this Plan, several documents will be signed and delivered or otherwise made effective on the Effective Date, including the following documents:

      o     The Credit Facility documents;

      o     Amended and restated certificates of incorporation of Reorganized
            Debtors;

      o     Amended and restated bylaws of Reorganized Debtors;

      o     The Warrants and the Warrant Agreement;

      o The Registration Rights Agreement between certain Holders of the Allowed General Unsecured Claims and the Reorganized Parent Company; and

      o     The New Management Stock Incentive Plan.

      Forms of these documents will be filed with the Bankruptcy Court 10 Business Days before the time set for the commencement of the Confirmation Hearing. Debtors will provide a copy of the form of any of these documents to any party in interest who requests it in writing. Written requests should be sent to the Parent Company at Three Riverway, Suite 600, Houston, Texas 77056, if by mail or courier service, or to (713) 965-0067, if by facsimile, in each case to the attention of John Hageman, Esq. Confirmation of this Plan will authorize Debtors, Reorganized Debtors and their directors and officers to execute and deliver, file or record these implementing documents and related necessary documents, and to take any actions as may be necessary or appropriate in furtherance of this Plan.


                                 ARTICLE XVIII
                             METHOD OF DISTRIBUTION

      18.1 DISBURSING AGENT. The Disbursing Agent will make all distributions required under this Plan (subject to the provisions of this Plan) except with respect to a Holder of an Allowed General Unsecured Claim evidenced by a Note whose Distribution is governed by an indenture and is administered by the Indenture Trustee, which distributions will be deposited with the Indenture Trustee, who will deliver the Distributions to the Holders of those Claims in accordance with the provisions of this Plan and the terms of the indenture.

      If the Disbursing Agent is an independent third party designated by Reorganized Debtors to serve in its capacity (or, in the case of the indenture, the Indenture Trustee), the Disbursing Agent or Indenture Trustee, will receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to this Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with the services from Reorganized Debtors on terms acceptable to Reorganized Debtors. No Disbursing Agent will be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court; provided, however, that if otherwise so ordered, all costs and expenses of procuring any bond will be paid by Reorganized Debtors.

      18.2 SURRENDER OF SECURITIES OR INSTRUMENTS. On or before the Effective Date, or as soon as practicable after the Effective Date, each Holder of a Certificate as of the Distribution Record Date, including, without limitation, the Notes and Existing Common Stock, will surrender the Certificate to the Disbursing Agent, or, with respect to the Notes, the Indenture Trustee, and the Certificate will be canceled. No Distribution of property hereunder will be made to or on behalf of any Holder of a Certificate unless and until the Certificate is received by the Disbursing Agent or the Indenture Trustee, as the case may be, or the unavailability of the Certificate is reasonably established to the satisfaction of the Disbursing Agent or the Indenture Trustee, as the case may be. Any Holder of a Certificate who fails to surrender or cause to be surrendered the Certificate or fails to execute and deliver an affidavit or loss and indemnity reasonably satisfactory to the Disbursing Agent or the Indenture Trustee, as the case may be, before the second anniversary of the Effective Date, will be deemed to have forfeited all rights and Claims or Interests in respect of the Certificate and will not participate in any Distribution hereunder, and all New Common Stock and/or Warrants in respect of the forfeited distribution will be canceled notwithstanding any federal or state escheat laws to the contrary.

      18.3 INSTRUCTIONS TO DISBURSING AGENT. Before any Distribution on account of an Allowed General Unsecured Claim evidenced by a Note, the Indenture Trustee will (a) inform the Disbursing Agent as to the amount of properly surrendered Notes, and (b) inform the Disbursing Agent in a properly completed letter of transmittal accompanying the remitted securities of the names of the Holders of Allowed General Unsecured Claims, and the number of shares of New Common Stock to be issued and distributed to or on behalf of the Holders of Allowed General Unsecured Claims in exchange for properly surrendered Notes.

      18.4 DISTRIBUTION RECORD DATE. At the close of business on the Distribution Record Date, the transfer ledgers for the Notes and Equity Interests will be closed, and there will be no further changes in the record Holders of these securities. The Reorganized Parent Company, the Indenture Trustee and the Disbursing Agent, if any, will have no obligation to recognize any transfer of any securities or instruments occurring after the Distribution Record Date and will be entitled instead to recognize and deal for all purposes hereunder with only those record Holders stated on the transfer ledgers as of the close of business on the Distribution Record Date.

      18.5 MEANS OF CASH PAYMENT. Cash payments made pursuant to this Plan will be in U.S. funds, by the means agreed to by the payor and the payee, including by check or wire transfer, or, in the absence of an agreement, by a commercially reasonable manner as the payor will determine in its sole discretion.

      18.6 CALCULATION OF DISTRIBUTION AMOUNTS OF NEW SECURITIES. No fractional shares of New Common Stock and no fractional Warrants or Warrants for fractional shares of New Common Stock will be issued or distributed under this Plan or by the Reorganized Parent Company or any Disbursing Agent or the Indenture Trustee. Each Person entitled to receive New Common Stock will receive the total number of whole shares of New Common Stock to which the Person is entitled. Whenever any Distribution to a particular Person would otherwise call for distribution of a fraction of a share of New Common Stock or of a fraction of Warrant, the Disbursing Agent will allocate separately one whole share of Common Stock, or Warrant, as the case may be, to the Person and other Persons similarly entitled, in order of the fractional portion of their entitlement, starting with the largest fractional portion, until all remaining whole shares or Warrants have been allocated. On the allocation of a whole share or Warrant to a Person in respect of the fractional portion of its entitlement, the fractional portion will be canceled. If two or more Persons are entitled to equal fractional entitlements and the number of Persons so entitled exceeds the number of whole shares of New Common Stock or Warrants that remain to be allocated, the Disbursing Agent will allocate the remaining whole shares or Warrants to the Holders by random lot or another impartial method as the Disbursing Agent deems fair. On the allocation of all of the whole shares or Warrants authorized under this Plan, all remaining fractional portions of the entitlements will be canceled and will be of no further force and effect.

      18.7 DELIVERY OF DISTRIBUTIONS. Distributions to Holders of Allowed Claims or Allowed Equity Interests will be made by the Disbursing Agent or the Indenture Trustee, as the case may be, (a) at the addresses set forth on the proofs of Claim or Interest filed by the Holders, (b) at the addresses set forth in any written notice of address change delivered to the Disbursing Agent after the date of any related proof of Claim or Interest, (c) at the addresses reflected in the Schedules if no proof of Claim or Interest has been filed and the Disbursing Agent has not received a written notice of a change of address,
(d) or at the last known address of the Holder if no proof of Claim or Interest has been filed, (e) in the case of the Holder of a Claim that is governed by the indenture and is administered by the Indenture Trustee, at the addresses contained in the official records of the Indenture Trustee, or (f) at the addresses set forth in a properly completed letter of transmittal accompanying securities or instruments properly remitted to Reorganized Debtors or the Indenture Trustee. If any Holder's Distribution is returned as undeliverable, no further Distributions to the Holder will be made unless and until the Disbursing Agent or the Indenture Trustee, as the case may be, is notified of the Holder's then current address, at which time all missed Distributions will be made to the Holder without interest. Amounts in respect of undeliverable Distributions made through the Disbursing Agent or the Indenture Trustee will be returned to Reorganized Debtors until the Distributions are claimed.

      18.8 FRACTIONAL DOLLARS; DE MINIMIS DISTRIBUTIONS. Any other provision of this Plan notwithstanding, payments of fractions of dollars will not be made. Whenever any payment of a fraction of a dollar under this Plan would otherwise be called for, the actual payment made will reflect a rounding of the fraction to the nearest whole dollar (up or down), with half dollars being rounded down. The Disbursing Agent will not make any payment of less than twenty-five dollars ($25.00) with respect to any Claim unless a request is made in writing to the Disbursing Agent.

      18.9 ALLOCATION OF PLAN DISTRIBUTION BETWEEN PRINCIPAL AND INTEREST. To the extent that any Allowed Claim entitled to a Distribution under this Plan is comprised of principal indebtedness and accrued but unpaid interest thereon, the Distribution will, to the extent permitted, be allocated for income tax purposes to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of the Claim representing accrued but unpaid interest.

      18.10 UNCLAIMED DISTRIBUTIONS. On the second anniversary of the Effective Date, Reorganized Debtors will publish the names of Holders of unclaimed Claims and Interests. Any Distributions under this Plan in the form of Cash remaining unclaimed as of two years after the Effective Date will be released for Reorganized Debtors' use in their ordinary business operations, and any unclaimed Distributions under this Plan in the form of New Common Stock or Warrants will be canceled.

                                  ARTICLE XIX
                                CLAIMS RESOLUTION

      19.1 OBJECTIONS TO CLAIMS. Debtors will have the sole authority to object and contest the allowance of any Claims filed with the Bankruptcy Court. Any objections must be filed by the Objection Deadline. When Debtors file an objection to a Claim, the Claim will become a Disputed Claim. Disputed Claims may become Allowed Claims by entry of a Final Order allowing the Claim in whole or in part.

      19.2 DISPUTED CLAIMS AND INTERESTS RESERVE. Pending resolution of Disputed Claims and Interests, Reorganized Debtors will hold in trust the Distributions for Disputed Claims and Interests for the benefit of Holders of Disputed Claims and Interests. The amount held in trust for possible Distribution to a Disputed Claim will be calculated based on the smaller of (a) the amount claimed or (b) the amount estimated by the Court for purposes of distribution or (c) the amount determined by the Court in a claims allowance hearing, even if there is a pending appeal concerning allowance of the Claim. The amount held in trust for possible Distribution to a Disputed Interest will be calculated based on the smaller of (x) the number of shares of Existing Common Stock claimed or (y) the number of shares of Existing Common Stock determined by the Court in an allowance hearing, even if there is a pending appeal concerning allowance of the Interest. When a Disputed Claim or Interest becomes an Allowed Claim or Interest by a Final Order, Reorganized Debtors will cause the Distribution owed on the Allowed Claim or Interest to be paid out of the Disputed Claims and Interests Reserve within 10 Business Days after entry of the Final Order. Any Distribution that would have been due to the part of the Claim or Interest that is disallowed will be released from the Disputed Claims and Interests Reserve and distributed Pro Rata to Allowed Claims or Interests of the same class as the Disputed Claim or Interest that has become Allowed. These supplemental distributions will be made on the six month anniversary of the Effective Date and every six months thereafter as applicable. Any New Common Stock held in the Disputed Claims and Interests Reserve will not be treated as issued for voting purposes and will only be treated as issued when released from the Disputed Claims and Interests Reserve.

                                   ARTICLE XX
                               ASSERTION OF CLAIMS

      20.1 CAUSES OF ACTION. In keeping with Section 1123(b)(3) of the Bankruptcy Code, Reorganized Debtors will retain all claims they owned before the Effective Date, including all claims recoverable under Chapter 5 of the Bankruptcy Code, including all claims assertable under Sections 544, 546, 547, 548 and 550 of the Bankruptcy Code, and all claims owned by Debtors pursuant to Section 541 of the Bankruptcy Code or similar state law, including all claims against third parties on account of any indebtedness, and all other claims owed to or in favor of Debtors to the extent not specifically compromised and released pursuant to this Plan or an agreement referred to or incorporated herein; all claims Reorganized Debtors owned before the Effective Date will be preserved and retained for enforcement by Reorganized Debtors after the Effective Date; no other party will have the right to assert these claims.

      20.2 PRESERVATION OF RIGHTS OF ACTION. Except as otherwise provided in this Plan or the Confirmation Order, or in any contract, instrument, release, indenture, or other agreement entered into in connection with this Plan, in accordance with Section 1123(b) of the Bankruptcy Code, Reorganized Debtors will retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all claims, rights or causes, rights or causes of action, suits, and proceedings, whether in law or in equity, whether known or unknown, that Debtors or the Estate may hold against any Person. Reorganized Debtors or their successor(s) may pursue the retained claims, rights or causes of action, suits, or proceedings as appropriate, in accordance with the best interests of Reorganized Debtors or their successor(s) who hold the rights.

      20.3 PREFERENCES AND FRAUDULENT CONVEYANCES. Reorganized Debtors will be the only parties authorized to pursue actions to recover preferences and fraudulent conveyances or any other transaction voidable under Chapter 5 of the Bankruptcy Code. Unless Reorganized Debtors consent, or unless otherwise ordered by the Bankruptcy Court, no other party will have the right or obligation to pursue these actions.

      20.4 SETOFFS. A Reorganized Debtor may, but will not be required to, set off against any Claim, and the payments or other Distributions to be made pursuant to this Plan in respect of the Claim, claims of any nature whatsoever that the Debtor or Reorganized Debtor may have against the Holder of the Claim, provided, however, that neither the failure to do so nor the allowance of any Claim hereunder will constitute a waiver or release by the Reorganized Debtor of any claim that Debtors or Reorganized Debtors may have against the Holder. The Holder of a Disputed Claim who asserts a right of setoff will retain the right, subject to any defenses of the Debtor or Reorganized Debtor, until the earlier of the time when (a) the Disputed Claim becomes Allowed, in whole or in part, or
(b) the claim is expunged by entry of an order of the Bankruptcy Court.

                                  ARTICLE XXI
                         VOTING AND EFFECT OF REJECTION
                        BY ONE OR MORE CLASSES OF CLAIMS

      21.1 IMPAIRED CLASSES TO VOTE. Each impaired class of Claims and Interests will be entitled to vote separately to accept or reject this Plan. For purposes of voting to accept or reject this Plan, a Person is a Holder as of the Voting Record Date. A Holder of an Allowed Claim or Interest as of the Voting Record Date may vote to accept or reject this Plan. A Holder of a Claim or Interest as to which an objection has been filed that has not been temporarily allowed for purposes of voting on this Plan may not vote. A Holder of a contingent or unliquidated Claim or

Interest may vote on this Plan in an amount based on the portion, if any, of the Claim or Interest shown as fixed, liquidated and undisputed in Debtors' Schedules, or equal to $1.00 or one share, if not so shown.

      21.2 ACCEPTANCE BY CLASS OF CREDITORS. A class of Claims will have accepted this Plan if its members vote to accept by at least two-thirds in amount and more than one-half in number of the Allowed Claims in the class actually voting to accept or reject this Plan. A class of Interests will have accepted this Plan if its members vote to accept by at least two-thirds in amount of the Allowed Interests in the class actually voting to accept or reject this Plan.

      21.3 SECTION 1129(B). If any impaired class fails to accept this Plan in accordance with Section 1129(a) of the Bankruptcy Code, Debtors reserve the right to request the Bankruptcy Court to confirm this Plan in accordance with the provisions of Section 1129(b) of the Bankruptcy Code. Debtors assert this Plan provides for fair and equitable treatment of Classes 3, 4, 5 and 6.

                                  ARTICLE XXII
                   CONDITIONS PRECEDENT TO CONFIRMATION AND
                            CONSUMMATION OF THIS PLAN

      22.1 CONDITIONS TO CONFIRMATION. The Bankruptcy Court will not enter the Confirmation Order unless and until each of the following conditions has been satisfied or duly waived (if waivable) pursuant to Section 22.3 of this Plan:

            (a) The documents implementing this Plan listed in Section 17.11 of this Plan will be in form and substance acceptable to Debtors and the Creditors' Committee and have been provided to the Bankruptcy Court.

            (b) The Confirmation Order is in a form and substance acceptable to Debtors and the Creditors' Committee and, among other things, makes findings that particular sections of Section 1129 of the Bankruptcy Code have been met, including (i) that Debtors, the Plan Participants and each of their Representatives have proposed and obtained confirmation of this Plan in good faith; (ii) that this Plan is in the best interests of the Creditors and (iii) that this Plan is fair and equitable to Holders of Claims and Interests.

            (c) The Confirmation Order authorizes and directs Debtors, Reorganized Debtors and their subsidiaries to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases and other agreements or documents created in connection with this Plan, including those documents described in Section
      17.11 of this Plan.

      22.2 CONDITIONS TO CONSUMMATION. This Plan will not be consummated and the Effective Date will not occur unless and until each of the following conditions has been satisfied or duly waived (if waivable) pursuant to Section 22.3 of this
Plan:

            (a) The Confirmation Order is a Final Order.

            (b) Substantially all of the Cash payments required to be made on the Effective Date to the Holders of Allowed Administrative Claims, Priority Tax Claims, Other Priority Claims, Other Secured Claims and Convenience Claims and cure amounts for the Assumed Contracts are paid.

            (c) The Debtor-in-Possession Loan Claim and the Other Secured Claims are satisfied or paid in accordance with this Plan.

            (d) The Notes and the related indenture are canceled and the Class 4 New Common Stock is issued.

            (e) The Existing Common Stock is canceled.

            (f) Substantially all of the actions, documents and agreements necessary to implement this Plan, including those documents set forth in
      Section 17.11 of this Plan, will have been effected or executed.

            22.3 WAIVER OF CONDITIONS. The conditions to Confirmation and Consummation may be waived in whole or in part by Debtors, with the consent of the Creditors' Committee, at any time, without notice.

      22.4 EFFECT OF NON-OCCURRENCE OF CONDITIONS TO CONSUMMATION. Each of the conditions to consummation and the Effective Date must be satisfied or duly waived, as provided above, within 90 days after the Confirmation Date. If each condition to Consummation has not been satisfied or duly waived, pursuant to
Section 22.3 of this Plan, within 90 days after the Confirmation Date, then on motion by any party in interest made before the time that each condition has been satisfied or duly waived and on notice to the parties in interest as the Bankruptcy Court may direct, the Confirmation Order will be vacated by the Bankruptcy Court; provided, however, that, notwithstanding the filing of such a motion, the Confirmation Order may not be vacated if each of the conditions to Consummation is either satisfied or duly waived before the Bankruptcy Court enters an order granting the motion. If the Confirmation Order is vacated pursuant to this Section 22.4, this Plan will be deemed null and void, including the discharge of Claims and termination of Interests pursuant to Section 1141 of the Bankruptcy Code and the assumptions, assignments or rejections of Contracts pursuant to Section 14.1 of this Plan, and, in this event, nothing contained in this Plan will (a) constitute a waiver or release of any Claims by or against, or any Interests in, Debtors or (b) prejudice in any manner the rights of Debtors.

                                 ARTICLE XXIII
                            RETENTION OF JURISDICTION

      23.1 JURISDICTION. Until the Chapter 11 Cases are closed, the Bankruptcy Court will retain the jurisdiction as is legally permissible under applicable law, including under Sections 105(a) and 1142 of the Bankruptcy Code, including that necessary to ensure that the purpose and intent of this Plan are carried out and to hear and determine all

Claims and Interests set forth in Articles V through XIII of this Plan that could have been brought before the entry of the Confirmation Order. The Bankruptcy Court will retain jurisdiction to hear and determine all Claims and Interests against Debtors and to enforce all causes of action that may exist on behalf of Debtors, over which the Bankruptcy Court otherwise has jurisdiction. Nothing contained in this Plan will prevent Reorganized Debtors from taking any action as may be necessary in the enforcement of any cause of action that may exist on behalf of Debtors and that may not have been enforced or prosecuted by Debtors.

      23.2 EXAMINATION OF CLAIMS AND INTERESTS. Following the Confirmation Date, the Bankruptcy Court will retain jurisdiction to decide disputes concerning the classification and allowance of any Claim or Interest and the re-examination of Claims or Interests that have been allowed for the purposes of voting, and the determination of any objections as may be filed to Creditors' Claims or Interests. The failure by Debtors to object to, or to examine, any Claims or Interests for the purposes of voting will not be deemed a waiver of their right to object to, or to re-examine, the Claim or Interest in whole or in part.

      23.3 DETERMINATION OF DISPUTES. The Bankruptcy Court will retain jurisdiction after the Confirmation Date to determine all questions and disputes regarding title to the assets of the Estate, disputes concerning the allowance of Claims and Interests, and determination of all causes of action, controversies, disputes, or conflicts, whether or not subject to any pending action, as of the Confirmation Date, for Debtors or Reorganized Debtors to recover assets pursuant to the provisions of the Bankruptcy Code.

      23.4 ADDITIONAL PURPOSES. The Bankruptcy Court will retain jurisdiction for the following additional purposes after the Effective Date:

            (a) to modify this Plan after confirmation pursuant to the Bankruptcy Rules and the Bankruptcy Code;

            (b) to assure the performance by Reorganized Debtors of their obligations to make Distributions under this Plan and with respect to the New Common Stock and Warrants to be issued;

            (c) to enforce and interpret the terms and conditions of this Plan;

            (d) to construe and apply any findings made in this Plan or the Confirmation Order;

            (e) to adjudicate matters arising in the Chapter 11 Cases, including matters relating to the formulation and consummation of this Plan;

            (f) to enter any orders, including injunctions, as are necessary to enforce the title, rights, and powers of Reorganized Debtors and to impose any limitations, restrictions, terms and conditions on the title, rights, and powers as the Bankruptcy Court may deem necessary;

            (g) to enter a final decree closing the Chapter 11 Cases;

            (h) to correct any defect, cure any omission, or reconcile any inconsistency in this Plan or the order of confirmation as may be necessary to carry out the purposes and intent of this Plan;

            (i) to allow applications for fees and expenses pursuant to Sections 330, 331, 503(b), 1103 and 1129(a)(4) of the Bankruptcy Code;

            (j) to decide issues concerning federal tax reporting and withholding that arise in connection with the confirmation or consummation of this Plan;

            (k) to decide issues concerning state, local and federal taxes in accordance with Sections 346, 505 and 1146 of the Bankruptcy Code;

            (l) to decide issues concerning all disputes involving the existence, nature or scope of Debtors' discharge;

            (m) to adjudicate any issues concerning assumption or rejection of Contracts, including any disputes concerning rejection damage claims or cure costs; and

            (n) to allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest.

                                  ARTICLE XXIV
                 GENERAL NOTICES AND DEFAULT UNDER THIS PLAN

      24.1 GENERAL NOTICES. All notices required to be given in connection with this Plan should be delivered by United States certified mail, postage prepaid, return receipt requested addressed to the president of each Debtor to receive the notice at the following address:

      Metals USA Inc.
      Attention: John Hageman
      Three Riverway, Suite 600
      Houston, Texas 77056

      and to counsel for Debtors at the following address:

      Fulbright & Jaworski L.L.P.
      Attention: Zack A. Clement
      1301 McKinney, Suite 4100
      Houston, Texas 77010-3095

      and to counsel for the Creditors' Committee at the following address:

      Akin, Gump, Strauss, Hauer & Feld, L.L.P.
      Attention:  Lisa G. Beckerman
      590 Madison Avenue
      New York, New York 10022

      24.2 ASSERTING DEFAULT. If Debtors default under the provisions of this Plan (as opposed to default under the documentation executed in implementing the terms of this Plan, which documents will provide independent bases for relief), any Creditor or party in interest desiring to assert a default will provide Debtors with written notice of the alleged default.

      24.3 CURING DEFAULT. Debtors will have 20 days from receipt of written notice in which to cure an alleged default under this Plan. If the default is not cured, any Creditor or party in interest may then file with the Bankruptcy Court and serve on counsel for Debtors and the Creditors' Committee a motion to compel compliance with the applicable provision of this Plan. The Bankruptcy Court, on finding a material default, will issue orders compelling compliance with the pertinent provisions of this Plan.

                                  ARTICLE XXV
                            MISCELLANEOUS PROVISIONS

      25.1 TERMINATION OF COMMITTEES. The Creditors' Committee in Debtors' Chapter 11 Cases will be dissolved ten Business Days after the first meeting of the New Board of Directors, except to the extent necessary to participate in any pending appeals and to review and prosecute any objections to final fee applications.

      25.2 COMPLIANCE WITH TAX REQUIREMENTS. In connection with this Plan, Debtors will comply with any withholding and reporting requirements imposed by federal, state, and local taxing authorities, and Distributions will be subject to the withholding and reporting requirements.

      25.3 AMENDMENT OF THIS PLAN. This Plan may be amended by Debtors before or after the Effective Date as provided in Section 1127 of the Bankruptcy Code with the consent of the Creditors' Committee.

      25.4 REVOCATION OF THIS PLAN. Debtors reserve the right to revoke and withdraw this Plan at any time before the Confirmation Date, with the consent of the Creditors' Committee.

      25.5 EFFECT OF WITHDRAWAL OR REVOCATION. If, with the consent of the Creditors' Committee, Debtors revoke or withdraw this Plan before the Confirmation Date, or if the Confirmation Date or the Effective Date does not occur, then this Plan will be null and void. In such event, nothing contained in this Plan will be deemed to constitute a waiver or release of any Claims by or against Debtors or any other person, or to prejudice in any manner the rights of Debtors or any person in any further proceedings involving Debtors. The withdrawal of Debtors as a proponent of this Plan will not result in the withdrawal or revocation of this Plan, and the Creditors' Committee may proceed to try to confirm this Plan.

      25.6 DUE AUTHORIZATION. Each and every Creditor or Holder of an Interest who elects to participate in the Distributions provided for in this Plan warrants that it is authorized to accept in consideration of the Claim or Interest against Debtors the Distributions provided for in this Plan and that there are no outstanding commitments, agreements, or understandings, express or implied, that may or can in any way defeat or modify the rights conveyed or obligations undertaken by it under this Plan.

      25.7 IMPLEMENTATION. Debtors will be authorized to take all necessary steps, and perform all necessary acts, to consummate the terms and conditions of this Plan.

      25.8 RATIFICATION. The Confirmation Order will ratify all transactions effected by Debtors during the pendency of the Chapter 11 Cases.

      25.9 LIMITATION OF LIABILITY IN CONNECTION WITH THIS PLAN, DISCLOSURE STATEMENT AND RELATED DOCUMENTS AND RELATED INDEMNITY.

            (a) The Court having found, among other things, that this Plan has been proposed in good faith, that this Plan is in the best interests of the Creditors and that this Plan is fair and equitable to Holders of Claims and Interests, the Plan Participants will neither have nor incur any liability to any Person or entity for any act taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, confirmation or consummation of this Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created or entered into, or any other act taken or omitted to be taken in connection with this Plan, the Disclosure Statement or the Confirmation Order, including solicitation of acceptances of this Plan.

            (b) On and after the Effective Date, the Reorganized Parent Company will indemnify each Plan Participant, hold each Plan Participant harmless from, and reimburse each Plan Participant for, any and all losses, costs, expenses (including attorneys' fees and expenses), liabilities and damages sustained by a Plan Participant arising from any liability described in this Section 25.9.

            (c) [The Creditors' Committee's Professionals having conducted a review of any claims that Debtors may have against the Current Officers and Directors and the Former Officers and Directors, and the Creditors' Committee having no objection to the following, Debtors hereby release any and all claims against the Current Officers and Directors and the Former Officers and Directors that Debtors own pursuant to Section 541 of the Bankruptcy Code.] [The Creditors' Committee is still conducting its analysis and this provision may be subject to amendment before the Disclosure Statement Hearing.]

      25.10 TERM OF INJUNCTIONS OR STAYS. Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases under Sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date (excluding any injunctions or stays contained in this Plan or the Confirmation Order), will remain in full force and effect until the Effective Date.

      25.11 SEVERABILITY OF PLAN PROVISIONS. If any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable before the Confirmation Date, the Bankruptcy Court, at the request of Debtors, will have the power to alter and interpret the term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and the term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of this Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by the holding, alteration, or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

Dated: August 23 , 2002,
       Houston, Texas.

                                       Respectfully Submitted,

                                       FULBRIGHT & JAWORSKI L.L.P.



                                       -------------------------
                                       Zack A. Clement
                                       State Bar No. 04361550
                                       S.D. Tex. No. 06445
                                       Johnathan C. Bolton
                                       State Bar No. 24025260
                                       S.D. Tex. No. 25244
                                       R. Andrew Black
                                       State Bar No. 02375110
                                       1301 McKinney, Suite 4100
                                       Houston, Texas 77010-3095
                                       Telephone:  713/651-5151
                                       Telecopier:  713/651-5246

                                       ATTORNEYS FOR DEBTORS
                                       METALS USA, INC., ET AL.
OF COUNSEL:

Robert F. Gray
Harva R. Dockery
Davor S. Vukadin
Christopher M. McNeill
FULBRIGHT & JAWORSKI L.L.P.
1301 McKinney, Suite 4100
Houston, Texas 77010-3095
Telephone: 713/651-5151
Telecopier: 713/651-5246


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